Exhibit 99.1

April 30, 2025	FOR IMMEDIATE RELEASE

CTS Announces First Quarter 2025 Results

Driving Operational Execution

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of custom engineered solutions that “Sense, Connect and Move,” today announced first quarter 2025 results.

“Our global teams continued to execute well in a challenging operating environment. We delivered double digit sales growth in our diversified markets,” said Kieran O’Sullivan, CEO of CTS Corporation. “Additionally, we had strong bookings in the quarter in the medical, aerospace and defense, and industrial markets. Despite near-term tariff uncertainties and economic pressures, diversification remains a strategic priority as we focus on growing our revenues and quality of earnings, both organically and through strategic acquisitions.”

First Quarter 2025 Results

•
Sales were $126 million in the first quarter of 2025, flat year-over-year. Sales to diversified end-markets increased 14% year-over-year. Sales to the transportation end-market decreased 12% year-over-year. The SyQwest acquisition added $3 million in revenue in the first quarter.
•
Net income was $13 million, or 11% of sales, compared to $11 million, or 9% of sales, in the first quarter of 2024.
•
Earnings per diluted share were $0.44, up from $0.36 in the first quarter of 2024.
•
Adjusted earnings per diluted share were $0.44, compared to $0.47 in the first quarter of 2024.
•
Adjusted EBITDA margin was 20.5%, up from 20.3% in the first quarter of 2024.
•
Operating cash flow was $16 million, compared to $18 million in the first quarter of 2024.

2025 Guidance

Management is monitoring the near-term economic impact of tariffs and the geopolitical environment, focusing on agility in adapting to cost and price adjustments. Assuming the continuation of current market conditions, CTS is maintaining its guidance of sales in the range of $520-$550 million and adjusted diluted EPS to be in the range of $2.20-$2.35.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

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Conference Call and Supplemental Materials

As previously announced, CTS has scheduled a conference call for 10:00 a.m. (ET) today. The dial-in numbers for access from the U.S. are: +1-833-470-1428 (Toll-Free) and +1-404-975-4839 (Local), if calling from outside the U.S., please refer to Global Dial In Numbers to identify the applicable dial-in number for your location. The passcode is 971790. In addition, CTS will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://investors.ctscorp.com/news-events/events-and-presentations/.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible through the website noted above, has not been authorized by CTS and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About CTS

CTS Corporation (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical and transportation markets. For more information, visit www.ctscorp.com/.

Diversified end-markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end-markets.

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions including, without limitation the

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integration of SyQwest; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of the conflict between Russia and Ukraine may have on our business, results of operations and financial condition); the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended
	2025	2024
Net sales	$125,769	$125,750
Cost of goods sold	79,220	80,660
Gross margin	46,549	45,090
Selling, general and administrative expenses	23,623	22,260
Research and development expenses	6,190	6,601
Restructuring charges	451	1,693
Operating earnings	16,285	14,536
Other (expense) income:
Interest expense	(1,167)	(801)
Interest income	447	1,386
Other income (expense), net	557	(1,463)
Total other (expense) income, net	(163)	(878)
Earnings before income taxes	16,122	13,658
Income tax expense	2,755	2,539
Net earnings	$13,367	$11,119
Earnings per share:
Basic	$0.45	$0.36
Diluted	$0.44	$0.36
Basic weighted – average common shares outstanding:	30,013	30,742
Effect of dilutive securities	313	252
Diluted weighted – average common shares outstanding:	30,326	30,994
Cash dividends declared per share	$0.04	$0.04

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited) March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$90,288	$94,334
Accounts receivable, net	81,440	77,649
Inventories, net	53,883	52,312
Other current assets	17,928	17,879
Total current assets	243,539	242,174
Property, plant and equipment, net	93,786	94,357
Operating lease assets, net	22,624	22,939
Other Assets
Goodwill	203,355	201,304
Other intangible assets, net	161,934	163,882
Deferred income taxes	27,851	27,591
Other	12,439	13,180
Total other assets	405,579	405,957
Total Assets	$765,528	$765,427
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$43,182	$42,629
Accrued payroll and benefits	4,339	4,719
Operating lease obligations	12,813	15,754
Accrued expenses and other liabilities	32,100	35,361
Total current liabilities	92,434	98,463
Long-term debt	86,700	92,300
Long-term operating lease obligations	21,160	21,120
Long-term pension obligations	3,905	3,931
Deferred income taxes	13,230	12,743
Other long-term obligations	9,861	8,662
Total Liabilities	227,290	237,219
Commitments and Contingencies
Shareholders’ Equity
Common stock	324,635	321,979
Additional contributed capital	40,804	44,662
Retained earnings	665,017	652,851
Accumulated other comprehensive loss	1,272	(4,266)
Total shareholders’ equity before treasury stock	1,031,728	1,015,226
Treasury stock	(493,490)	(487,018)
Total shareholders’ equity	538,238	528,208
Total Liabilities and Shareholders’ Equity	$765,528	$765,427

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CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except percentages and per share amounts)

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related costs; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

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Restructuring charges – costs primarily relating to workforce reduction costs, building and equipment relocation costs, asset impairment charges and other facility closure costs in connection with our continued optimization of our organization.
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Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under US GAAP. These include duplicative expenses incurred due to the plant consolidation related transition activities such as excess rent, utilities, personnel related and other costs prior to start of production at the new location.
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Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.
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Acquisition-related costs – diligence and transaction costs related to acquisitions including related contingent earnout adjustments.
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Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions.
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Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency.
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Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities.
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Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.).

At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum.

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Adjusted Gross Margin

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Gross margin	$46.5	$45.1	$187.6	$190.9	$210.5

Net sales	$125.8	$125.7	$514.8	$550.4	$586.9

Gross margin as a % of net sales	37.0%	35.9%	36.4%	34.7%	35.9%

Adjustments to reported gross margin:
Restructuring-related charges (b)	—	0.5	0.7	0.6	—
Inventory fair value step-up (b)	—	—	2.1	—	4.0

Adjusted gross margin	$46.5	$45.6	$190.4	$191.4	$214.5

Adjusted gross margin as a % of net sales	37.0%	36.2%	37.0%	34.8%	36.5%

Adjusted Operating Earnings

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Operating earnings	$16.3	$14.5	$71.2	$75.1	$93.0

Net sales	$125.8	$125.7	$514.8	$550.4	$586.9

Operating earnings as a % of net sales	12.9%	11.6%	13.8%	13.6%	15.8%

Adjustments to reported operating earnings:
Restructuring charges (c)	0.5	1.7	4.7	7.1	1.9
Restructuring-related charges (b)	—	0.5	0.7	0.6	—
Environmental charges (a)	0.2	0.2	1.6	3.5	2.8
Acquisition-related costs (a)	(0.2)	(0.3)	(0.3)	0.4	0.8
Inventory fair value step-up (b)	—	—	2.1	—	4.0
Total adjustments to reported operating earnings	$0.5	$2.2	$8.8	$11.5	$9.5

Adjusted operating earnings	$16.8	$16.7	$80.0	$86.6	$102.5

Adjusted operating earnings as a % of net sales	13.4%	13.3%	15.5%	15.7%	17.5%

Adjusted EBITDA Margin

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Net earnings	$13.4	$11.1	$55.5	$60.5	$59.6

Net sales	$125.8	$125.7	$514.8	$550.4	$586.9

Net earnings margin	10.6%	8.8%	10.8%	11.0%	10.2%

Depreciation and amortization expense	8.5	7.3	30.9	28.7	29.8
Interest expense	1.2	0.8	4.2	3.3	2.2
Tax expense	2.8	2.5	13.1	14.6	21.2

EBITDA	25.8	21.8	103.7	107.2	112.7

Adjustments to EBITDA:
Restructuring charges (c)	0.5	1.7	4.7	7.1	1.9
Restructuring-related charges (b)	—	0.5	0.7	0.6	—
Environmental charges (a)	0.2	0.2	1.6	3.5	2.8
Acquisition-related costs (a)	(0.2)	(0.3)	(0.3)	0.4	2.5
Inventory fair value step-up (b)	—	—	2.1	—	4.0
Non-cash pension and related expense (d)	—	—	0.2	—	4.8
Foreign currency (gain) loss (d)	(0.5)	1.5	2.7	2.0	4.9

Total adjustments to EBITDA	0.0	3.7	11.7	13.5	20.9

Adjusted EBITDA	$25.8	$25.5	$115.4	$120.7	$133.6

Adjusted EBITDA Margin	20.5%	20.3%	22.4%	21.9%	22.8%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2025	2025	2024	2024
		Per share		Per share
Net earnings (A)	$13.4	$0.44	$11.1	$0.36

Adjustments to reported net earnings:
Restructuring charges (c)	0.5	0.02	1.7	0.05
Restructuring-related charges (a)	—	—	0.5	0.02
Environmental charges (a)	0.2	0.01	0.2	0.01
Acquisition-related costs (a)	(0.2)	(0.01)	(0.3)	(0.01)
Foreign currency (gain) loss (d)	(0.5)	(0.01)	1.5	0.05
Total pretax adjustments to reported net earnings	$0.0	$0.01	$3.7	$0.12
Income tax effect of above adjustments (f)	(0.2)	(0.01)	(0.6)	(0.02)
Total adjustments, tax affected (f) (B)	$(0.2)	$—	$3.1	$0.10

Tax adjustments:
Other discrete tax items (e)	—	—	0.3	0.01
Total tax adjustments (C)	$—	$—	$0.3	$0.01
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$13.2	$0.44	$14.6	$0.47

Net sales	$125.8		$125.7

Net earnings as a % of net sales	10.6%		8.8%

Adjusted net earnings as a % of net sales	10.5%		11.6%

	Twelve Months Ended December 31,
	2024	2024	2023	2023	2022	2022
		Per share		Per share		Per share
Net earnings (A)	$55.5	$1.80	$60.5	$1.92	$59.6	$1.85

Adjustments to reported net earnings:
Restructuring charges (c)	4.7	0.15	7.1	0.22	1.9	0.06
Restructuring-related charges (a)	0.7	0.02	0.6	0.02	—	—
Environmental charges (a)	1.6	0.05	3.5	0.11	2.8	0.09
Acquisition-related costs (a)	(0.3)	(0.01)	0.4	0.01	2.5	0.08
Inventory fair value step-up (b)	2.1	0.07	—	—	4.0	0.12
Non-cash pension and related expense (d)	0.2	0.01	—	—	4.8	0.15
Foreign currency loss (d)	2.7	0.09	2.0	0.06	4.9	0.15
Total pretax adjustments to reported net earnings	$11.7	0.38	$13.5	$0.42	$20.9	$0.65
Income tax effect of above adjustments (f)	(2.2)	(0.07)	(2.4)	(0.07)	(1.6)	(0.05)
Total adjustments, tax affected (f) (B)	$9.5	0.31	$11.1	$0.35	$19.3	$0.60

Tax adjustments:
Increase in valuation allowances (e)	—	—	—	—	—	-
Other discrete tax items (e)	0.3	0.01	(1.6)	(0.05)	0.2	0.01
Total tax adjustments (C)	$0.3	$0.01	$(1.6)	$(0.05)	$0.2	$0.01
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$65.3	$2.12	$70.0	2.22	$79.1	2.46

Net sales	$514.8		$550.4		$586.9

Net earnings as a % of net sales	10.8%		11.0%		10.2%

Adjusted net earnings as a % of net sales	12.7%		12.7%		13.5%

(a) Reflected in selling, general and administrative and other (expense) income, net.
(b) Reflected in cost of goods sold.
(c) Reflected in restructuring charges.

(d) Reflected in other (expense) income, net.

(e) Reflected in income tax expense (income). For 2022, the discrete tax items relate to the net impact to tax expense of expired R&D credits, including the release of associated reserves. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For

2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary.

(f) We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations (such as those items noted above in the paragraph titled “Non-GAAP Financial Measures”) or were not part of CTS’ business operations during a comparable period.

Controllable Working Capital

	March 31,		December 31,
	2025	2024	2024	2023	2022
Net accounts receivable	$81.4	$80.7	$77.6	$78.6	$90.9

Net inventory	$53.9	$57.8	$52.3	$60.0	$62.3

Accounts payable	$(43.2)	$(45.6)	$(42.6)	$(43.5)	$(53.2)

Controllable working capital	$92.1	$92.8	$87.3	$95.1	$100.0

Quarter sales	$125.8	$125.7	$126.4	$124.7	$142.3
Multiplied by 4	4	4	4	4	4
Annualized sales	$503.1	$503.0	$505.6	$498.8	$569.1

Controllable working capital as a % of annualized sales	18.3%	18.5%	17.3%	19.1%	17.6%

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

Free Cash Flow

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Net cash provided by operating activities	$15.5	$18.3	$98.2	$88.8	$121.2
Capital expenditures	(4.5)	(4.0)	(18.6)	(14.7)	(14.3)
Free cash flow	$11.0	$14.3	$79.6	$74.1	$106.9

Operating cash flow as a percentage of net earnings	116%	165%	177%	147%	203%
Free cash flow as a percentage of adjusted net earnings	83%	98%	122%	106%	135%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company’s ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Capital Expenditures

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Capital expenditures	$4.5	$4.0	$18.6	$14.7	$14.3
Net sales	$125.8	$125.7	$514.8	$550.4	$586.9
Capex as % of net sales	3.6%	3.2%	3.6%	2.7%	2.4%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2023	2022
Depreciation and amortization expense	$8.5	$7.3	$30.9	$28.7	$29.8
Stock-based compensation expense	$1.6	$1.2	$5.7	$5.2	$7.7

The Company updated certain previously furnished 2024 amounts due to immaterial errors identified. Refer to Note 1, "Basis of Presentation" in the Quarterly Report on Form 10-Q as of March 31, 2025 for more information.